EXHIBIT 2.1

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”) as it may be amended, supplemented or otherwise modified from time to time, dated as of June 23, 2023, is made by and among Bannix Acquisition Corp., a Delaware corporation (“Bannix”), EVIE Autonomous Group Ltd, incorporated and registered in England and Wales with company number 14853080 (the “Company”) each of the parties set forth on Exhibit A hereto (each, a “Transferor” and, collectively, the “Transferors”). Bannix, the Company and the Transferors shall be referred to herein from time to time individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, Bannix is a blank check company incorporated as a Delaware corporation on January 21, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, as of the date of this Agreement, Instant Fame LLC, a Nevada limited liability company (the “Bannix Sponsor”), owns 385,000 Bannix Common Stock;

WHEREAS, within thirty (30) days after the execution of this Agreement, Bannix, the Bannix Sponsor, and the Company shall enter into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which the Bannix Sponsor will agree to, among other things, support and vote in favor of this Agreement and use its reasonable best efforts to take all other actions necessary to consummate the transactions contemplated hereby, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

  WHEREAS, on or prior to the Transaction Support Agreement Deadline, the Transferors will duly enter into, execute and deliver to Bannix a transaction support agreement (collectively, the “Transaction Support Agreements”), pursuant to which each Transferor will agree to, among other things, (a) support and provide any necessary votes in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby, and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing;

WHEREAS, pursuant to the Governing Documents of Bannix, Bannix is required to provide an opportunity for its stockholders to have their outstanding Bannix Common Stock redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Bannix Stockholder Approval;

WHEREAS, on the Closing Date, the Transferors shall sell the Company Ordinary Shares to Bannix, and Bannix shall acquire the Company Ordinary Shares from the Transferors, free and clear of all Liens, in consideration for an aggregate of 85,000,000 shares of Bannix Common Stock;

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WHEREAS, the board of directors of Bannix (the “Bannix Board”) has (a) determined that it is in the best interests of Bannix and the stockholders of Bannix, and declared it advisable, to enter into this Agreement, the Ancillary Documents to which Bannix is or will be a party and the transactions contemplated hereby and thereby, (b) approved this Agreement, the Ancillary Documents to which Bannix is or will be a party and the transactions contemplated hereby and thereby and (c) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement by the holders of Bannix Common Stock entitled to vote thereon;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and the Company Shareholders and declared it advisable, to enter into this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby, (b) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (c) recommended, among other things, the approval of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby by the Company Shareholders and (d) provided to Bannix a certified true copy of the resolutions of the Company Board authorizing the execution of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby; and

WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes, this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”)1.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional Bannix SEC Reports” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Ancillary Documents” means the Sponsor Letter Agreement, the Transaction Support Agreements, the Letter of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

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“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering as may be applicable to the relevant Party.

“Bannix” has the meaning set forth in the introductory paragraph to this Agreement.

“Bannix Acquisition Proposal” means any direct or indirect acquisition (or other business combination), in one or a series of related transactions, involving Bannix or all or substantially all of the assets, Equity Securities or businesses of Bannix, in each case, whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Bannix Acquisition Proposal.

“Bannix Board” has the meaning set forth in the recitals to this Agreement.

“Bannix Closing Certificate” has the set forth in Section 6.3(e).

“Bannix Common Stock” means shares of common stock, par value $0.01 per share, of Bannix.

“Bannix Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Bannix on the date of this Agreement.

“Bannix Expenses” means, as of any determination time, the aggregate amount of all fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to a Group Company or any holder of Company Ordinary Shares pursuant to the terms of this Agreement or any Ancillary Document) by Bannix in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of Bannix and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Bannix pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Bannix Expenses shall not include any Company Expenses.

“Bannix Financial Statements” means all of the financial statements of Bannix included in the Bannix SEC Reports.

“Bannix Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6 (Capitalization of Bannix).

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“Bannix Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, conditions (financial or otherwise) or results of operations of Bannix, or (b) is reasonably likely to, individually or in the aggregate, prevent or materially delay (or has so prevented or materially delayed) the ability of Bannix to consummate the transactions contemplated hereby in accordance with the terms of this Agreement or the transactions contemplated by the Ancillary Documents; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Bannix Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, the United Kingdom or any other country, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States, the United Kingdom or any other country, including the engagement by the United States, the United Kingdom or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States, the United Kingdom or any other country or region in the world, or changes therein, including changes in interest rates in the United States, the United Kingdom or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any actions taken by Bannix or such other events, which are specifically required to be taken or are otherwise contemplated by this Agreement or any Ancillary Document, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement or the Ancillary Documents, including the impact thereof on the relationships, contractual or otherwise, of Bannix with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by Bannix to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (x)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States, United Kingdom or any other country or region in the world, or any escalation of the foregoing; (ix) any pending or initiated action against Bannix or any of its officers or directors, in each case, arising out of or relating to the execution of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (other than any action commenced by any Party hereto to enforce its rights under this Agreement or any Ancillary Document to which it is a party); or (x) any action taken by, or expressly at the request and/or with the consent of, the Company; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (vi) or (viii) through (x) may be taken into account in determining whether a Bannix Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has or has had a disproportionate adverse effect on Bannix relative to other participants operating in the industries or markets in which Bannix operates.

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“Bannix Related Parties” has the meaning set forth in Section 4.9.

“Bannix Related Party Transactions” has the meaning set forth in Section 4.9.

“Bannix SEC Reports” has the meaning set forth in Section 4.7.

“Bannix Stockholder Approval” means the approval of the Bannix Transaction Proposals by the affirmative vote of the holders of the requisite number of Bannix Shares entitled to vote thereon, whether in person or by proxy at the Bannix Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Bannix and applicable Law.

“Bannix Stockholder Redemption” means the right of the holders of Bannix Common Stock to redeem all or a portion of their Bannix Common Stock (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of Bannix.

“Bannix Stockholders Meeting” has the meaning set forth in Section 5.8.

“Bannix Stockholders” means the holders of Bannix Shares as of any determination time.

“Bannix Shares” means, collectively, the Bannix Common Stock.

“Bannix Sponsor” has the meaning set forth in the recitals to this Agreement.

“Bannix Transaction Proposals” has the meaning set forth in Section 5.8.

“Bannix Warrant” means each warrant to purchase one share of Bannix Common Stock at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and London, United Kingdom are open for the general transaction of business.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (CARES Act), as amended, and the rules and regulations promulgated thereunder.

“CBA” means (a) any collective bargaining agreement, or similar instrument or order authorized by Law, that regulates employment either generally or with respect to one or more specific subjects that is binding upon an employer or groups of employers with respect to some or all of their employees, and (b) any collective bargaining agreement or other similar Contract with any labor union, labor organization, works council, or similar employee-representative body.

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“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, or any fees, expenses or other payments owing or that will become owing, in each case, in connection with or otherwise related to the transactions contemplated by this Agreement (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing).

“Closing” has the meaning set forth in Section 2.3.

“Closing Company Financial Statements” has the meaning set forth in Section 3.4(b).

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state or other health or welfare plan continuation coverage Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means any direct or indirect acquisition, in one or a series of transactions, or any proposal, transaction or offer by any Person (other than Bannix or any of its Affiliates) for any acquisition, of all or any material part of the assets, Equity Securities or businesses of any Group Company, or any transaction involving any material debt or equity financing (other than pursuant to the terms of any debt or equity financing instrument in effect on the date hereof, or any amendment or extension thereof), of any Group Company. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in Section 5.9.

“Company Closing Certificate” has the meaning set forth in Section 6.2(e).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Bannix by the Company on the date of this Agreement.

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“Company Expenses” means, as of any determination time, the aggregate amount of all fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to Bannix pursuant to the terms this Agreement or any Ancillary Document) by any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Bannix Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Sections 3.2(a) through (d) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) and Section 3.8(b)(ii) (Absence of Changes), Section 3.16 (Tax Matters), Section 3.17 (Brokers) and Section 3.19 (Transactions with Affiliates).

“Company IT Systems” means all Company Products, computer systems, Software and hardware, communication systems, servers, network equipment and databases (including that are used to Process Data), information, and functions contained therein or transmitted thereby, and related documentation, including any outsourced systems and processes, in each case, relied on, owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means all Intellectual Property used or held for use by any of the Group Companies, excluding Owned Intellectual Property.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, conditions (financial or otherwise) or results of operations of the Group Companies taken as a whole, or (b) is reasonably likely to, individually or in the aggregate, prevent or materially delay (or has so prevented or materially delayed) the ability of the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement or the transactions contemplated by the Ancillary Documents; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, the United Kingdom or any other country, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States, the United Kingdom or any other country, including the engagement by the United States,

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the United Kingdom or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States, the United Kingdom or any other country or region in the world, or changes therein, including changes in interest rates in the United States, the United Kingdom or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any actions taken by any Group Company or such other events, which are specifically required to be taken or are otherwise contemplated by this Agreement or any Ancillary Document, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement or the Ancillary Documents, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (x)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; (ix) any pending or initiated action against the Company, any of the Group Companies or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby (other than any action commenced by any Party hereto to enforce its rights under this Agreement or any Ancillary Document to which it is a party); or (x) any action taken by, or expressly at the request and/or with the consent of, Bannix; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (vi) or (viii) through (x) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which any Group Company operates.

“Company Ordinary Shares” means the ordinary shares of £1.00 each in the capital of the Company.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by any of the Group Companies.

“Company Product” means any goods, services, products, tools, or applications, either complete or under development, (a) that have been, are currently, or are currently intended to be, developed, marketed, sold, licensed, leased, hired, distributed, hosted, performed, made available, or otherwise commercialized by any Group Company, or (b) from which any Group Company recognizes any revenue (including revenue associated with maintenance or service agreements).

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“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed by or in the name of, any Group Company.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Shareholder Written Resolutions” has the meaning set forth in Section 5.9(b).

“Company Shareholders” means the Transferors.

“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement to be entered between the Company and Bannix.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“Creator” has the meaning set forth in Section 3.13(d).

“Data” means data, databases, data repositories, data lakes and collections of data.

“Designated Material Contracts” has the meaning set forth in Section 5.1(b)(vii).

  “D&O Indemnified Persons” has the meaning set forth in Section 5.14(a).

“Effective Time” means, the moment in time on the Closing Date at which Closing occurs.

“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (b) each pension, retirement, lump-sum, profit-sharing, savings, health, welfare, bonus, incentive, commission, stock option, equity or equity-based, phantom equity, deferred compensation, severance, retention, accident, death, ill-health, disability, employment, change of control, stock purchase, restricted stock, separation, consulting, vacation paid time off, fringe benefit plan, program, policy or Contract not described in clause (a), and (c) each other benefit or compensatory plan, program, policy or Contract, in each case, that any Group Company maintains, participates in, sponsors or contributes to, or under or with respect to which any Group Company has any Liability or participates, including through a current or former ERISA Affiliate or other Affiliate or pursuant to TUPE.

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“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that is treated or was at any time in the most recent six (6) years treated as a single employer with any Group Company under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Event” includes (without limitation) the expiry of a period of time, the Company becoming or ceasing to be associated with any other person for any Tax purpose or ceasing to be or becoming resident in any country for any Tax purpose, the death, winding up or dissolution of any Person, the earning, receipt or accrual for any Tax purpose of any income, profit or gains, the incurring of any loss or expenditure, and any transaction (including the execution and completion of this Agreement), event, act or omission whatsoever, and any reference to an Event occurring on or before a particular date shall include Events that, for Tax purposes, are deemed to have, or are treated or regarded as having, occurred on or before that date.

“Exchange Act” means the Securities Exchange Act of 1934.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(aa).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors, workers or other individual service providers or contractors located outside of the U.S.

“GAAP” means (a) with respect to a U.S. Person, generally accepted accounting principles in the United States and (b) with respect to or as relating to the Group Companies, the generally accepted accounting principles in the United Kingdom.

“Governing Documents” means, in the case of (i) Bannix, its certificate or articles of incorporation and by-laws, and (ii) each Group Company, its memorandum and articles of association.

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“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any material, substance or waste that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, mold, noise, odor or radon.

“IFRS” means the international financing reporting standards issued by the International Accounting Standards Board.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business which are not past due in accordance with their terms), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (e) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person (save in respect of intra-group transactions between Group Companies).

“Intellectual Property Rights” means any and all intellectual and industrial property rights and other similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered, including all rights pertaining to or deriving from: (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights, works of authorship, Data, design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how, confidential or proprietary information, invention disclosures, inventions, idea, algorithms, formulae, processes, methods, techniques, and models, whether patentable or not; (e) Software or other technology, and all rights therein or thereto; and (f) any other intellectual or proprietary rights.

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“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal, in a customary form to be agreed upon between the Parties.

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Liability for Tax” means (i) any liability or increase in any liability of a Group Company to make a payment of or in respect of Tax, (ii) the non-availability of any relief treated as an asset of a Group Company in the Financial Statements or otherwise taken into account in computing any provision for Tax in the Financial Statements (an “Accounts Relief”), and (iii) the use or set-off of an Accounts Relief, any relief of any Group Company arising after Closing, or any relief of Bannix whenever arising, against a liability to Tax of a Group Company where such liability to Tax would have been capable of being the subject of a claim under Section 5.5(c) of this Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, assignment, hypothecation, title retention, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Malicious Code” means any (a) “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus”, “ransomware”, or “worm” (as such terms are commonly understood in the software industry), or (b) other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT System on which such code is stored, used or installed; or (ii) damaging or destroying any Data or file without the user’s consent.

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“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“NASDAQ” means the Nasdaq Capital Market.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions with a replacement cost of less than $100,000 in the aggregate per annum.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“PEO” has the meaning set forth in Section 3.7(a)(xi).

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in non-material Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any Data or information that (a) alone or when combined with other information, identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable individual or natural person, consumer or household, or (b) is otherwise subject to applicable Laws or any privacy policies of any Group Company governing personal information.

“Privacy and Security Requirements” means any of the following to the extent relating to the Processing of Personal Data or otherwise relating to consumer protection, consumer Contracts, or Data-related notifications: (a) all applicable Laws; (b) each Group Company’s own internal and external-facing privacy policies; (c) the Payment Card Industry Data Security Standard, if applicable, and any other industry standard to which any Group Company is bound; and (d) applicable provisions of Contracts to which any Group Company is a party or is otherwise bound.

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint, charge, proceeding, inquiry, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure, performance of operations or set of operations on Data or on sets of Data, or other activity regarding Data (whether electronically or in any other form or medium).

“Pro Rata Share” means, with respect to a Transferor, the percentage set forth on Schedule A opposite such Transferor’s name under the heading “Pro Rata Share”.

“Prospectus” has the meaning set forth in Section 8.18.

“Proxy Statement” means a definitive proxy statement on Schedule 14A of Bannix relating to the transactions contemplated by this Agreement and the Ancillary Documents.

“Public Stockholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

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“Real Property” has the meaning set forth in Section 3.18(a).

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Related Persons” means any officer, director, manager, employee of any Party or any of its Affiliates, or any immediate family member of any of the foregoing which includes spouse, domestic partner, cohabitant, child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, grandparent, great grandparent, brother, sister, half-brother, half-sister, stepsibling, brother-in-law and sister-in-law.

“Representatives” means (a) with respect to any Party or other Person (in each case, other than the Company prior to the Closing), such Party’s or Person’s, as applicable, Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives, and (b) with respect to the Company prior to the Closing, the Company’s Affiliates and the Company’s and its Affiliates’ respective equityholders, directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations such other controls administered by the U.S. Customs and Border Protection, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Bannix Disclosure Schedules (and it being understood and agreed that information disclosed in any section of any such Schedule shall be deemed to be disclosed with respect to any other section of such Schedule if its relevance to such other section is reasonably apparent on the face of such disclosure).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

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“Security Incident” means actions that result in an actual, suspected, alleged or potentially likely cyber or security incident that could have an adverse effect on a Company IT System, Personal Data or any Group Company trade secret (including any Processed thereby or contained therein), including an occurrence that actually or potentially likely jeopardizes the confidentiality, integrity, or availability of a Company IT System, Personal Data or any Group Company trade secret. A Security Incident includes incidents of security breaches or intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Company IT Systems, Personal Data or Group Company trade secrets, or any loss, distribution, compromise or unauthorized disclosure of any of the foregoing.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs and software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) Data and compilations, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

  “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary. In the case of the Company, its Subsidiary’s shall be deemed to include (i) Cavonix Ltd, a company incorporated and registered in England and Wales with company number 11747463 and (ii) EVIE Autonomous Ltd, a company incorporated and registered in England and Wales with company number 14420680.

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“Supplemental Confidentiality Agreement” has the meaning set forth in Section 5.3(a).

  “Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, national insurance, unemployment, payroll, Medicare, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transaction Support Agreement Deadline” has the meaning set forth in Section 5.9(a).

“Transfer Taxes” has the meaning set forth in Section 5.5(d).

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“TUPE” means the United Kingdom’s Transfer of Undertakings (Protection of Employment) Regulations 2006.

“Unpaid Bannix Expenses” means the Bannix Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

“Warrant Agreement” means the Warrant Agreement, dated as of September 10, 2021, by and between Bannix and Continental Stock Transfer & Trust Company, a New York corporation.

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Article 2
TRANSACTIONS

Section 2.1 Acquisition of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing, the Transferors shall sell the Company Ordinary Shares to Bannix, and Bannix shall acquire the Company Ordinary Shares from the Transferors, free and clear of all Liens, together with all rights that attach (or may in the future attach) to the Company Ordinary Shares including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the Closing Date. Bannix is not obliged to complete the purchase of any of the Company Ordinary Shares unless the purchase of all the Company Ordinary Shares is completed simultaneously.

Section 2.2 Purchase Price. The purchase price for all of the Company Ordinary Shares shall be 85,000,000 shares of Bannix Common Stock in the aggregate (the “Purchase Price”), to be issued by Bannix at Closing in accordance with Section 2.4. Each Transferor shall receive its Pro Rata Share of the Bannix Common Stock payable hereunder in respect of the Purchase Price.

Section 2.3 Closing of the Transactions Contemplated by this Agreement.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as Bannix and the Company may agree in writing.

(b) At Closing the Transferors shall deliver (or cause to be delivered) to Bannix: (i) transfers of the Company Ordinary Shares duly signed by the registered holders in favour of Bannix; (ii) the share certificates for the Company Ordinary Shares or an indemnity, in the form to be agreed upon by the Parties, for any lost certificates; (iii) an irrevocable power of attorney, in the form to be agreed upon by the Parties, given by each Transferor in favour of Bannix to secure Bannix’s interest in the Company Ordinary Shares pending registration of their transfer in the Company’s register of members, and (iv) other closing deliverables subject to due diligence as determined by the Parties.

(c) At Closing the Company shall (A) procure that the Company Board resolves to: (i) approve the registration of the transfers of the Company Ordinary Shares to Bannix, subject only to the transfers being duly stamped; (ii) other board approvals subject to due diligence as determined by the Parties, and (B) delivers to Bannix (i) signed minutes or written resolutions of the Company Board, approving the matters required by Section 2.3(c)(A), (ii) the Company Closing Certificate and (iii) other closing deliverables subject to due diligence as determined by the Parties.

(d) At Closing, Bannix shall (A) procure that the Bannix Board resolves to: (i) accept the resignations of the directors and officers of Bannix submitted in the letters delivered in accordance with Section 6.3(d) with effect from Closing, and (ii) appoint such persons as the Company shall nominate in writing no later than two Business Days prior to Closing as directors and officers of Bannix with effect from Closing, and (B) deliver to the Company (i) signed minutes or written resolutions of the Bannix Board, approving the matters required by Section 2.3(d)(A), (ii) the Bannix Closing Certificate and (iii) other closing deliverables subject to due diligence as determined by the Parties.

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Section 2.4 Delivery of Consideration. The Purchase Price shall be paid to the Transferors at Closing as follows: Bannix shall issue to each Transferor a stock certificate evidencing such Transferor’s Pro Rata Share of the number of shares of Bannix Common Stock Shares equal to the Purchase Price. Payments pursuant to this Section 2.4 shall be made after giving effect to any required tax withholdings under Section 2.5.

Section 2.5 Withholding. Bannix and the Company and their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so required to be withheld and deducted, the Transferors shall promptly, but in no event later than three (3) days after demand for payment therefor, remit the required amount of withholding in cash to Bannix for remittance to the appropriate Tax Authority. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Article 3
REPRESENTATIONS AND WARRANTIES REGARDING THE GROUP COMPANIES AND TRANSFERORS

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company and Steven Lake hereby jointly and severally represent and warrant to Bannix, in each case, and, with respect to Section 3.22, the Company and Transferors hereby jointly and severally represent to and warrant to Bannix, in each case, as of the date hereof, as follows:

Section 3.1 Organization, Qualification and UK Takeover Code.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly incorporated, organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation, formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of incorporation, formation or organization (as applicable) for each Group Company. Each Group Company has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of each Group Company have been made available to Bannix, in each case, as amended and in effect as of the date of this Agreement and have attached to them copies of all resolutions and agreements required by Law to be so attached. The Governing Documents of each Group Company are in full force and effect, and no Group Company is in material breach or violation of any provision set forth in its Governing Documents. The Governing Documents fully set out all the rights and restrictions attaching to each class of shares in the capital of each Group Company. No Group Company nor any holder of Equity Securities in any Group Company is a party to any shareholders’ agreement, investment agreement or joint venture agreement (or similar agreement, howsoever named) relating to any Group Company.

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(c) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

(d) The Company is not subject to the UK Takeover Code.

Section 3.2 Capitalization of the Group Companies.

(a) Except for any changes to the extent permitted by Section 5.1(b) or resulting from the issuance, grant, transfer or disposition of Equity Securities of the Company in accordance with Section 5.1(b), Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the registered holders thereof, and the number of each class of Equity Securities of the Company owned by each such Person and (iii) with respect to each Company Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) any applicable expiration (or similar) date, (D) any applicable vesting schedule (including acceleration provisions) and (E) whether such Company Option is an Incentive Stock Option , and (iv) with respect to each Restricted Share, (A) the applicable vesting schedule (including acceleration provisions), and (B) whether the holder thereof has made a valid election with respect to the Restricted Shares under Section 83(b) of the Code or Section 430 or 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws and (4) are free and clear of all Liens created by, involving, or known to, the Company. Except for the Company Options and Restricted Shares set forth on Section 3.2(a) of the Company Disclosure Schedules, those either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to allot, issue, grant, create, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company’s Equity Securities involving or known to the Company. Each Company Equity Award granted under the Company Equity Plans was issued in accordance with the terms of such plan and the applicable award agreement and all applicable Laws, including all Securities Laws. With respect to each Company Option granted to a U.S. taxable individual: (i) each Company Option was granted with an exercise price of no less than the fair market value of the underlying Company Ordinary Shares on the date of grant, as determined under Section 409A of the Code; and (ii) each Company Option intended to qualify as an Incentive Stock Option meets the requirements of Section 422 of the Code.

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(b) The Company is the sole legal and beneficial owner, free from all Liens, of the whole allotted and issued share capital of each of its Subsidiaries and any other Equity Securities of each Group Company. Section 3.2(b) of the Company Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company. Except as set forth on Section 3.2(b) of the Company Disclosure Schedules, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to allot, issue, grant, create, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company involving or known to the Company. The issued shares of each Group Company are fully paid or credited as fully paid.

(c) Except as set forth on Section 3.2(c) of the Company Disclosure Schedules, none of the Group Companies owns or holds, or has ever owned or held, (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and except as set forth on Section 3.2(c) of the Company Disclosure Schedules, none of the Group Companies are a partner or member of any partnership, limited liability company, joint venture or other unincorporated association, or otherwise controls or takes part in the management of any other Person or business organization (other than another Group Company).

(d) Immediately after the Closing, all of the issued and outstanding Company Ordinary Shares: (A) will be duly authorized, validly issued, fully paid or credited as fully paid and nonassessable, (B) will have been issued and transferred (as the case may be) in compliance with applicable Law and the Governing Documents of the Company and (C) will not have been issued nor transferred in breach or violation of any preemptive rights or Contract to which the Company is a party or bound.

(e) Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor(s) and the creditor(s) thereof.

(g) No Group Company has at any time (i) purchased, redeemed, reduced, forfeited or repaid any of its own share capital; (ii) given any financial assistance in contravention of any Law; or (iii) allotted or issued any securities that are convertible into shares.

(h) The register of members, register of people with significant control (PSC Register) and all other statutory books and registers of each Group Company (i) have been properly kept in accordance with all Laws; (ii) are correctly written up to date; and (iii) contain a true, complete and accurate record of all matters and information which should be contained in them. No Group Company has received any notice or allegation has been received that any such registers or books are incorrect or should be rectified.

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(i) All returns, particulars, resolutions and other documents that any Group Company is required by Law to file with, or deliver to, any authority in any jurisdiction (including, in particular, the Registrar of Companies in England and Wales) have been correctly made up and duly filed or delivered.

(j) All dividends or distributions declared, made or paid by any Group Company have been declared, made or paid in accordance with its memorandum and articles of association, all Laws and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.

Section 3.3 Authority. The Company has the requisite corporate, company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Board has approved this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no other domestic or foreign takeover Law is applicable to the transactions contemplated hereby.

Section 3.4 Financial Statements; Undisclosed Liabilities; Solvency.

(a) The Company has made available to Bannix a true and complete copy of the unaudited micro-entity accounts for Cavonix Ltd for the financial years ended January 31, 2021 and January 31, 2022, comprising a micro-entity balance sheet and the notes thereon. Such financial statements of Cavonix Ltd are attached as Section 3.4(a) of the Company Disclosure Schedule, have been prepared in accordance with GAAP and Law, and show a true and fair view of the state of affairs of Cavonix Ltd as at such respective dates.

(aa) The Company has made available to Bannix a true and complete copy of the unaudited consolidated or aggregated balance sheets of the Group Companies as of March 31, 2023 and the related consolidated or aggregated, as applicable, income statement, statement of shareholders’ equity and statement of cash flows of the Group Companies as at and for the three month period then ended (the “Financial Statements”), which are attached as Section 3.4(aa) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto) (A) were prepared in accordance with IFRS, (B) fairly present, in all material respects, the financial position, profits and losses, shareholders’ equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein, and (C) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of the Agreement (including Regulation S-X or Regulation S-K, as applicable).

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(b) Each of the other financial statements or similar reports required to be included in the Proxy Statement or any other filings to be made by the Group Companies with the SEC in connection with the transactions contemplated in this Agreement or any other Ancillary Document (the financial statements described in this clause (y), the “Closing Company Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.15, (i) will be prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject to, in the case of any unaudited financial statements, normal year end audit adjustments (none of which are individually or in the aggregate material) and the absence of notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations, shareholders equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein (subject to, in the case of any unaudited financial statements, normal year end audit adjustments (none of which are, individually or in the aggregate, material), (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of such delivery (including Regulation S-X or Regulation S-K, as applicable).

(c) Except (i) as set forth on the face of the Financial Statements, (ii) for Liabilities incurred in the ordinary course of business since the date of the Financial Statements (none of which are Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, infringement, misappropriation, Proceeding or violation of, or non-compliance with, Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities.

(d) The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods since incorporation, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(e) Since its incorporation, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(f) No Group Company is insolvent or unable to pay its debts within the meaning of the United Kingdom’s Insolvency Act 1986 or any other applicable insolvency legislation; or has stopped paying its debts as they fall due.

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(g) No step has been taken or proposal made in any applicable jurisdiction to initiate any process by or under which (i) the ability of the creditors of any Group Company to take any action to enforce their debts is suspended, restricted or prevented, including (without limitation) pursuant to a moratorium under Part A1 of the United Kingdom’s Insolvency Act 1986, (ii) some or all of the creditors of any Group Company accept, by agreement or in pursuance of a court order, an amount less than the sums owing to them in satisfaction of those sums, or make any other compromise or arrangement with any Group Company (including, without limitation, a company voluntary arrangement under Part 1 of the United Kingdom’s Insolvency Act 1986, a scheme of arrangement under Part 26 of the United Kingdom’s Companies Act 2006 or a restructuring plan under Part 26A of such Act); (iii) a person is appointed to manage the affairs, business and assets of any Group Company on behalf of their creditors; or (iv) the holder of a charge over any of the assets of any Group Company is appointed to control the business and/or any assets of any Group Company.

(h) In relation to each Group Company: (i) no administrator has been appointed, (ii) no documents have been filed with, and no application has been made to, the court for the appointment of an administrator, and (iii) no notice of an intention to appoint an administrator has been given by the relevant company, its directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 to the United Kingdom’s Insolvency Act 1986).

(i) No petition has been presented or order made for the winding up of any Group Company, no resolution has been passed or proposed for the winding up of any Group Company and no other process has been initiated which could lead to any Group Company being wound up or its assets being distributed among its creditors, shareholders or other contributors, or any Group Company being dissolved. No distress, execution or other process has been commenced, levied or enforced on, and no creditor or encumbrancer has taken possession or control of, any goods or assets of any Group Company.

(j) No event has occurred, and no proceedings have been taken, in relation to any Group Company in any jurisdiction other than the United Kingdom, which has an effect equivalent or similar to any of the matters referred to in Section 3.4(f) to Section 3.4(i) (inclusive) above.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of (A) the Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, or (ii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, for such violations, breaches, defaults or other occurrences which would not, or would not reasonably be expected to, result in a Company Material Adverse Effect.

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Section 3.6 Permits. Each of the Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Except as is not and would not reasonably be expected to be material to all of the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by any Group Company.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each Contract entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of any Group Company in excess of $500,000 or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $50,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or management agreement under which the annual rental payments or management fee payments do not exceed $25,000;

(iv) any corporate joint venture, profit-sharing, partnership or other similar Contract (pertaining to more than one particular site operated by the Group);

(v) (A) any Contract that (1) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of any Group Company (including Bannix or any of their respective Affiliates after the Closing) or (2) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or (B) any Contract, other than leases for real property, that contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell or develop, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, any Group Company (including Bannix or any of their respective Affiliates after the Closing);

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(vi) any Contract, other than leases for real property, requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $50,000 annually or (B) $100,0000 over the life of the agreement;

(vii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $50,000;

(viii) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person (other than the Company or a Subsidiary) or made any capital contribution to, or other investment in, any Person (other than the Company or a Subsidiary), in each case in excess of $50,000;

(ix) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(x) any Contract, other than leases for real property, with any Person (A) pursuant to which any Group Company (including Bannix or any of their respective Affiliates after the Closing) may be required to pay “earn-out”, milestones, royalties or other contingent payments or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;

(xi) any CBA, or any Contract (A) governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, worker, individual independent contractor or other service provider of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $25,000, (B) with a temporary or leasing agency, labor contractor or professional employer organization (“PEO”), or (C) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xii) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xiii) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve payment in excess of $25,000 after the date of this Agreement, (B) with a Governmental Entity and of a value in excess of $25,000 or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (including Bannix or any of their respective Affiliates after the Closing);

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(xiv) any other Contract, other than leases for real property, the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $250,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice;

(xv) any (A) license, royalty, indemnification, covenant not to sue, escrow, co-existence, concurrent use, consent to use or other Contract relating to any Intellectual Property Rights of a value in excess of $25,000 per annum (including any Contracts relating to the licensing of Intellectual Property Rights by any Group Company to a Third Party or by a Third Party to any Group Company) and (B) other Contracts of a value in excess of $25,000 per annum affecting any Group Company’s ability to own, enforce, use, license or disclose any Intellectual Property Rights or providing for the development or, acquisition of any Intellectual Property Rights (including any Data), other than Off-the-Shelf-Software licenses; and

(xvi) any legally binding commitment to enter into any Contract of the type described in subsections (i) through (xv) of this Section 3.7(a).

(b)            (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract and (iii) to the Company’s knowledge, no event has occurred that (with or without due notice or lapse of time or both) would result in a breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s knowledge, the counterparties thereto that would be, individually or in the aggregate, material to the Group Companies, taken as a whole. No Group Company has received written notice of the intention of any counterparty to any Material Contract to cancel, terminate or modify in any material respect the terms of any such Material Contract, or materially accelerate the obligations of any Group Company thereunder. The Company has made available to Bannix true and complete copies of all Material Contracts in effect as of the date hereof.

Section 3.8            Absence of Changes. Since the date of incorporation of each applicable Group Company, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Group Companies have conducted their businesses in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of Bannix if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(ix), Section 5.1(b)(xii), Section 5.1(b)(xv) or Section 5.1(b)(xvi) (to the extent related to any of the foregoing).

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Section 3.9            Litigation. There is (and since the date of incorporation of each applicable Group Company there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to all of the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.10          Compliance with Applicable Law. Except as set forth at Section 3.10 of the Company Disclosure Schedules, each Group Company (a) conducts (and since its incorporation date has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to all of the Group Companies, taken as a whole.

Section 3.11          Employee Plans.

(a)            Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided Bannix with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered.

(b)            Except as set forth on Section 3.11(b) of the Company Disclosure Schedules, no Group Company or any ERISA Affiliate has, since its date of incorporation, sponsored or contributed to or been required to contribute to, and no Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA), or any arrangement, including a “defined contribution plan,” as defined in Section 3(34) of ERISA, where pension benefits are predetermined from the outset (rather than based on investment return) or where the sponsor or participating employer guarantees any particular rate of investment return; (iii) a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iv) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (v) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA or any Employee Benefit Plan in which more than one employer participates. No Group Company has any material Liabilities to provide any retiree or post-termination or post-ownership health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law and for which the recipient pays the full premium or other cost of coverage. All death and disability benefits provided to the employees of any Group Company are fully insured by an insurance policy with an insurer of good repute. To the Company’s knowledge there is no reason why these policies might be invalidated, or why the insurer might try to set them aside.

(c)            Each Employee Benefit Plan has been established, maintained, funded, operated and administered, in all material respects, in compliance with its terms and all applicable Laws, whether as a matter of substantive Law or as required to obtain any intended Tax qualification. No Employee Benefit Plan is intended to be qualified under Section 401(a) of the Code. To the Company’s knowledge, none of the Group Companies has incurred (whether or not assessed) any penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code, including any Liability incurred as a result of a current or former association with an ERISA Affiliate. No Employee Benefit Plan has been subject to examination or audit by any Government Entity.

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(d)            Each Employee Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(e)            There are no pending or, to the Company’s knowledge, threatened, material claims or Proceedings or, to the Company’s knowledge, any circumstances which could reasonably give rise to such claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). All contributions, insurance premiums, tax and expenses due to and in respect of each Employee Benefit Plan have been duly paid. There are no liabilities outstanding in respect of any Employee Benefit Plans at the date of this Agreement. The contributions in respect of each Employee Benefit Plan have been paid at the rates set out in the most recent schedule of contributions or the most recent payment schedule. No contribution notices or financial support directions within the meaning of the UK Pensions Act 2004 have been issued to any Group Company and there are no circumstances that could reasonably give rise to their issue. To the Company’s knowledge, there have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA or otherwise) with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements, expenses and premium payments that are due have been timely made, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. No Employee Benefit Plan that is a group health plan is self-insured.

(f)            Except as otherwise contemplated herein or as set forth on Section 3.11(f) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, worker, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, worker, individual independent contractor or other service providers of any of the Group Companies, (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, worker, individual independent contractor or other service providers of any of the Group Companies, or (iv) otherwise increase the financial obligations of any Group Company to any Employee Benefits Plan.

(g)            No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(h)            The Group Companies have no obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

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(i)             Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is Tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity and nothing has been done which would cause it to cease to be registered and/or tax exempt. No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA), or a defined contribution plan for which any particular investment return is guaranteed by the sponsor or participating employer, or has any material unfunded or underfunded Liabilities. All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored by a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

(j) Each Group Company has complied with its automatic enrolment obligations as required by the UK Pensions Act 2008 and associated legislation. No notices, fines, or other sanctions have been issued by any Governmental Entity and no instances of non-compliance with the automatic enrolment obligations have been notified to any Governmental Entity in respect of any Group Company.

 Section 3.12          Environmental Matters. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies (taken as a whole):

(a)            None of the Group Companies has received any written notice from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws, that remains outstanding.

(b)            There is (and since the date of incorporation of each applicable Group Company there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company in respect to any Environmental Laws.

(c)            At any site owned or leased by a Group Company, there has in the past three (3) years been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances.

(d) The Group Companies have made available to Bannix copies of all environmental assessments, audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

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Section 3.13          Intellectual Property.

(a)            Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property and (ii) material unregistered Intellectual Property Rights owned by any Group Company as of the date of this Agreement. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement, (A) the owner(s) of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b)            As of the date of this Agreement, all necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Registered Intellectual Property in full force and effect. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any material Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed. As of the date of this Agreement, there are no material Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c)            A Group Company exclusively owns all right, title and interest in and to all Company Owned Intellectual Property (which, for the avoidance of doubt, does not include public licensed opensource software), free and clear of all Liens or obligations to others (other than Permitted Liens). For all Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the Company’s knowledge, constitute all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, to the Company’s knowledge, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Owned Intellectual Property and the Company Licensed Intellectual Property to the Company’s knowledge, is valid, subsisting and enforceable, and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable and not subject to any outstanding order, judgment, decree or agreement adversely affecting the Group Companies’ use thereof or rights thereto (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(d)            Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Intellectual Property Rights for on behalf of any Group Company (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of all Group Companies. Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Intellectual Property Rights of such Group Company have assigned or have agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company.

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(e)            Each Group Company has taken all reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by any Group Company. Without limiting the foregoing, each Group Company has not disclosed any trade secrets, know-how or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information in the possession of by any Group Company, or of any written obligations with respect to such.

(f)            To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products nor the design, development, use, offer for sale, sale or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g)            Since its date of incorporation, there is no material Proceeding pending nor has any Group Company received any written communications or, to the Company’s knowledge, any other communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies.

(h)            To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect. Since its date of incorporation, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.

(i)            To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or Software development contractors who are subject to confidentiality obligations, any of the source code that is Company Owned Intellectual Property, and no other Person has any right to, contingent or otherwise, including obtaining access to or using, any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or Software development contractor of a Group Company subject to confidentiality obligations with respect thereto.

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(j)            No Software that is licensed under a Public Software license has been used, licensed or distributed by or on behalf of any of the Group Companies in a manner that, as a consequence of such use, license or distribution, (i) requires any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, publicly hosted or otherwise made publicly available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any material limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice, attribution or other formal requirements. The Group Companies are and have been in material compliance with all applicable licenses for all Public Software that is used in, incorporated into, combined with, linked with, distributed with, provided to any Person as a service in connection with, provided via a network as a service or application in connection with, or made available with, any Company Product.

Section 3.14          Labor Matters.

(a)            None of the Group Companies has (A) any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), any arrears of holiday pay, sick pay or pension contributions, or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, or (B) any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers, and, in applicable jurisdictions, to workers or non-employee interns, of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, taken as a whole.

(b)            Except as set forth in Schedule 3.14(b) of the Company Disclosure Schedules, no Group Company is a party to or bound by any CBA and no employees of any Company Group are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. Since January 1, 2018, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, lockouts, work stoppages, slowdowns or other material labor disputes against or affecting any Group Company or any of its employees, workers or contractors. To the Company’s knowledge, since January 1, 2018, there have been no labor organizing (including any requests for recognition of any labor or trade union) or decertification activities with respect to any employees, workers or contractors of any Group Company.

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(c)            The Group Companies have not incurred any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, scheme, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19 and no material changes to the Company’s workforce as a result of COVID-19 are currently contemplated, planned or announced.

(d)            To the Company’s knowledge, each Group Company has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations, of which the relevant Group Company was notified, against any employee with the title of “General Manager” or above, and the Group Companies do not reasonably expect any material Liability with respect to any such allegations. No questions have been submitted to any Group Company by any employee or worker in relation to potential claims under equal pay or discrimination legislation that remain unanswered in full or in part.

(e)            To the Company’s knowledge, all current employees and other individual service providers of each Group Company are legally authorized to work in the jurisdiction(s) where they perform services for the Group Company.

(f) Section 3.14(f) of the Company Disclosure Schedule sets forth the anonymised particulars of each employee, worker and contractor of each Group Company and the principal terms of their contract, including: (i) the Group Company that employs or engages them, (ii) their current remuneration (including any benefits, Employee Benefit Plans in which they participate, the rate of contributions paid by any Group Company in respect of any Employee Benefit Plans in which they participate, and privileges provided or which any Group Company is bound to provide to them or their dependents, whether now or in the future), (iii) the commencement date of each contract and, if an employee, the date on which continuous service began, (iv) the length of notice necessary to terminate each contract or, if a fixed term, the expiry date of the fixed term and details of any previous renewals, (v) the type of contract (whether full or part-time or other), (vi) their age, (vii) any country in which the employee, worker or contractor works or performs services and/or is paid and (viii) the law governing the contract, if the employee, worker or contractor works or is paid outside England and Wales.

(g) Except as set forth on Section 3.14(g) of the Company Disclosure Schedules, in the period of ten years preceding the date of this Agreement, no Group Company (nor, to the Company’s knowledge, any predecessor or owner of any part of their respective businesses) has been a party to a relevant transfer for the purposes of TUPE affecting any employee, worker or any other persons engaged by any Group Company in connection with its business and no event has occurred that may involve such persons in the future being a party to such a transfer. No such persons have had their terms or employment varied for any reason as a result of or connected with such a transfer.

(h) No Group Company is party to any power of attorney which is currently enforce. No person is entitled or authorised in any capacity to bind or commit any Group Company to any obligation outside the ordinary course of its business.

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Section 3.15          Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Bannix. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.16          Tax Matters.

(a)            Each Group Company has prepared and timely filed all Tax Returns and any other information and documentation required to have been filed by it, all such Tax Returns, information and documentation are and remain true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all Taxes for Tax periods ending on or prior to the Closing Date required to have been paid by it regardless of whether such Taxes (i) were shown as due on a Tax Return or (ii) are not yet due and payable, but for which such Tax will become due and payable immediately after the Closing Date for the Tax year in which Closing occurs, except as disclosed at Section 3.16 of the Company Disclosure Schedules.

(b)            Each Group Company has timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, worker, individual independent contractor, other service provider, equity interest holder or other third-party, except as disclosed at Section 3.16(b) of the Company Disclosure Schedules.

(c)            No Group Company is currently, or has since its incorporation been, the subject of a Tax audit or examination or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, nor to the Company’s knowledge, is any such audit or expectation likely to take place.

(d)            No deficiencies for Taxes against any of the Group Companies have been claimed, proposed or assessed in writing by any Tax Authority that remain unpaid except for deficiencies which are being contested in good faith and with respect to which adequate reserves have been established.

(e)            No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business. No Group Company is the beneficiary of any currently effective extension of time within which to file any Tax Return.

(f)             No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

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(g)            There are no Liens for Taxes on any assets of the Group Companies other than Liens for Taxes not yet due and payable.

(h)            During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 as relates to Section 355).

(i)             No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or any affiliated, combined, consolidated, aggregate, unitary or other group under applicable Law (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract.

(j) No written claims have been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)            No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)             No Group Company has a permanent establishment (within the meaning of the Tax legislation of the United Kingdom, the United States of America or any applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m)            No Group Company organized or formed under the Laws of a jurisdiction outside of the United States (i) is a “surrogate foreign corporation” or “expatriated entity” within the meaning of Section 7874 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) or is treated as a U.S. corporation for U.S. federal Tax purposes by reason of the application of Sections 269B or 7874(b) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a) (or any corresponding or similar provision of state, local or non-U.S. Tax Law).

(n)            No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale made prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date or other deferred revenue; (iv) use of an improper method of accounting for a taxable period on or prior to the Closing Date; or (v) other deferral of liability for Taxes of a Group Company from any taxable period (or portion thereof) ending on or before the Closing Date to any taxable period beginning after the Closing Date (or portion thereof). No Group Company has made an election pursuant to Section 965(h) of the Code.

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(o)            The Company is not a passive foreign investment company as defined under Section 1297 of the Code immediately prior to the Closing Date applying such tests assuming the taxable year of the Company ends at the end of the day immediately prior to the Closing Date.

(p)            The Company has been engaged in an active trade or business outside the United States for the entire 36-month period immediately before the Closing Date and has no intention to substantially dispose of or discontinue such trade or business (all within the meaning of Treasury Regulation Section 1.367(a)-3(c)(3)(i)).

(q)            Each Group Company is tax resident only in its jurisdiction of formation.

(r)             No Group Company has (i) made any election to defer payroll Taxes or received or requested any employee retention tax credit, in each case, under the CARES Act (or any corresponding or similar provision of state, local or non-U.S. income Tax law), or (ii) deferred any “Applicable Taxes” as defined in and pursuant to IRS Notice 2020-65, 2020-38 IRB 567.

(s)             No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of U.S. state or local Tax Law). No Group Company has ever been a party to, or has been otherwise involved in, any transaction, scheme or arrangement the main purpose of which, or one of the main purposes of which was the avoidance or deferral of a liability to Tax or the reduction of a liability to Tax.

(t)             No Group Company has taken or agreed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(u)             No employee or director or former employee or director of any Group Company or any person associated with any of them holds any shares or securities or interest in any shares or securities in a Group Company in respect of which the Group Company could be liable after Closing to pay United Kingdom national insurance contributions or account for income tax or national insurance under the United Kingdom’s Pay As You Earn system in respect of, or in consequence of any Event occurring before, on or after Closing in relation to any such shares, securities, options or interests.

(v) Section 3.16 of the Company Disclosure Schedules sets forth full details of all securities options (within the meaning in section 420(8) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003) acquired by any person where the right or opportunity to acquire any such securities option was made available by reason of employment with any Group Company of that person or of any other person.

(w)             Each of the Group Companies is registered for the purposes of value added tax as such tax applies in the United Kingdom (“VAT”), has complied with all statutory provisions, rules, regulations, orders and directions in respect of VAT, and all supplies made by each Group Company are taxable supplies and each Group Company is entitled to full credit for all input tax.

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(x)             All transactions entered into by a Group Company have been made on fully arm’s length terms and there are no circumstances in which any rules relating to transfer pricing could apply causing any Tax Authority to make an adjustment to the terms on which such transaction is treated as being made for Tax purposes.

(y)            Section 3.16 of the Company Disclosure Schedules sets forth full details of any loans or advances made or agreed to be made by a Group Company within sections 455, 459 or 460 of the United Kingdom Corporation Tax Act 2010 and no Group Company has released or written off or agreed to release or write off the whole or any part of any such loans or advances.

(z)           All interest, discounts and premiums payable by a Group Company in respect of its loan relationships within the meaning of section 302 of the United Kingdom Corporation Tax Act 2009 are eligible to be brought into account by that Group Company as a debit for the purposes of part 5 of that Act, at the time and to the extent that such debits are recognized in the statutory accounts of the Group Company.

(aa)           Each Group Company has sufficient records to determine the tax consequence which would arise on any disposal or realization of any asset owned at Closing.

(bb)           The Financial Statements make full provision or reserve within generally accepted accounting principles for any period ending on or before the date to which they were drawn up for all Tax assessed or liable to be assessed on each Group Company, or for which the Group Company is accountable at that date, whether or not the Group Company has (or may have) the right of reimbursement against any other person. Proper provision has been made and shown in the Financial Statements for deferred tax in accordance with GAAP.

(cc) All transactions in respect of which any clearance or consent was required from any Tax Authority have been entered into by the relevant Group Company after such consent or clearance was properly obtained. Any application for such clearance or consent has been made on the basis of full and accurate disclosure of all the relevant material facts and considerations, and all such transactions have been carried into effect only in accordance with the terms of the relevant clearance or consent.

(dd) There have been no payments or loans made to, any assets made available or transferred to, or any assets earmarked, however informally, for the benefit of, any employee or former employee (or any associate of such employee or former employee) of any Group Company by an employee benefit trust or another third party, falling within the provisions of Schedule 7A to the United Kingdom’s Income Tax (Earnings and Pensions) Act 2003.

(ee) Neither the execution of this Agreement nor Closing has given or will give rise to a Liability for Tax.

(ff) Each Group Company has (to the extent required by law) preserved and retained in its possession complete and accurate records relating to its Tax affairs (including Pay As You Earn and national insurance records and VAT records) and each Group Company has sufficient records relating to past events to calculate the profit, gain, loss, balancing charge or balancing allowance (all for Tax purposes) which would arise on any disposal or on the realization of any assets owned at Closing.

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(gg) Each Group Company has complied with applicable requirements of Law for all Tax holidays and similar Tax benefits that have current applicability to the Group Companies, and no such Tax holiday or similar Tax benefits will terminate or be subject to recapture or carryback by reason of the transactions contemplated hereby. The amount of Tax chargeable on any Group Company during any accounting period ending on or within the seven years prior to Completion has not depended on any concessions, agreements or other formal or informal arrangements with any Tax Authority.

(hh) Since their respective dates of incorporation, each Group Company has been classified for U.S. federal and applicable state and local income Tax purposes as set forth at Section 3.16(v) of the Company Disclosure Schedules and there have been no actions taken or elections made to the contrary.

Section 3.17          Brokers. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 3.17 of the Company Disclosure Schedules), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18          Real and Personal Property.

(a)            Section 3.18(a) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property owned by any of the Group Companies (the “Owned Real Property” and, together with the Leased Real Property, the “Real Property”). Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, (i) the Group Companies have good and marketable title to the Owned Real Property, free and clear of all Liens (except for Permitted Liens), (ii) no Owned Real Property is subject to any outstanding options or rights of first refusal to purchase any Owned Real Property, or any portion of any Owned Real Property or interest therein, (iii) no Owned Real Property is subject to any lease, sublease, concession, license, occupancy agreement, outstanding option or right of first refusal to lease, or other contracts or arrangement granting to any Person (other than the Group Companies) the right to occupy any Owned Real Property, or any portion of any Owned Real Property, and (iv) there are no Persons other than the Group Companies in possession of any Owned Real Property. There are currently in effect such insurance policies for the Owned Real Property as are customarily maintained with respect to similar properties utilized for comparable purposes.

(b)            Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. The Group Companies have valid leasehold interests to the Leased Real Property, free and clear of all Liens (except for Permitted Liens or any Liens created pursuant to Indebtedness incurred in the ordinary course of business consistent with past practice). True and complete copies of all such Real Property Leases (including all material amendments, extensions, renewals and guaranties with respect thereto) have been made available to Bannix. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no official written notice of an event of default by any Group Company or, to the Company’s knowledge, any counterparty under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ have not received written notice of any material disputes with respect to any Real Property Lease.

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(c)            The Company is not in breach or default of any restrictive covenant affecting the Real Property, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default under any such restrictive covenant, in each case except as would not reasonably be expected, individually or in the aggregate, to be material to the Group Companies (taken as a whole). To the Company’s knowledge, there are no pending or threatened condemnation, expropriation or eminent domain proceedings with respect to any Real Property.

(d)            Except as would not reasonably be expected to, individually or in the aggregate, be material to the Group Companies (taken as a whole), (i) the use by the Group Companies of the land, buildings, structures and improvements on the Real Property are in conformity with all applicable Laws, including, without limitation, all applicable zoning or planning Laws, and with all registered deeds, restrictions of record or other agreements of record affecting such Real Property, (ii) there exists no conflict or dispute with any Governmental Authority, regulatory authority or other person relating to any Real Property or the activities thereon or the occupancy or use thereof of which the Company has received written notice, and (iii) all requisite certificates of occupancy and other permits or approvals required with respect to the land, buildings, structures and improvements on any of the Owned Real Property and the occupancy and use thereof have been obtained and are currently in effect.

(e)            To the knowledge of the Company, no damage or destruction has occurred with respect to any of the Real Property that would be material to the Group Companies (taken as a whole), whether or not covered by an enforceable insurance policy and no Group Company has received notice that the buildings and other structures on the Real Property are not in good and substantial repair.

(f)             Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

Section 3.19          Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any Related Person of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset or property used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Group Company, (C) is a supplier, vendor, partner, customer, lessor, or other material business relation of any Group Company or (D) owes any material amount to, or is owed any material amount by, any Group Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to any transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 3.19) are referred to herein as “Company Related Party Transactions”.

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Section 3.20          Data Privacy and Security.

(a)            There is (and since the date of incorporation of each Group Company there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company initiated by any Person (including (i) the United States Federal Trade Commission, any state attorney general or similar state official, (ii) any other Governmental Entity, foreign or domestic or (iii) any regulatory or self-regulatory entity) alleging that any Processing of Personal Data by or on behalf of a Group Company is or was in violation of any Privacy and Security Requirements.

(b)            Since January 1, 2018, (i) there has been no Security Incidents with respect to any Company IT Systems, Personal Data, or Company Products or otherwise related to the business of any Group Company (including, to the Company’s knowledge, prior to each Group Company’s ownership of its business), (ii) to the Company’s knowledge there has been no unauthorized access to, or use, disclosure, or Processing of Personal Data or any trade secrets, know-how or confidential information of or in the possession or control of any Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Group Company, and (iii) none of the Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data, except, in each case, as is not and would not reasonably be excepted to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(c)            Each Group Company owns or has license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. The Group Companies have taken reasonable precautions to protect the confidentiality, integrity and security of the Company IT Systems and all information stored or contained therein or transmitted thereby from any loss, theft, or unauthorized disclosure, use, access, interruption or modification by any Person. All Company IT Systems are (i) free from any Malicious Code, material defect, bug or programming, design or documentation error and (ii) in sufficiently good working condition to effectively perform all material information technology operations necessary for the operation of the business of the Group Companies (except for ordinary wear and tear). Since January 1, 2018, there have not been any material failures, breakdowns or continued substandard performance of any Company IT Systems that have caused a material failure or disruption of the Company IT Systems, including, to the Company’s knowledge, prior to each Group Company’s ownership of its business. The Group Companies have implemented, maintained and tested adequate and commercially reasonable disaster recovery procedures and facilities for their respective businesses.

(d)            The Group Companies (i) engage and have engaged in, directly or indirectly, Data Processing only with respect to such Data as they are authorized to so engage (or to cause such Processing, as applicable) by Law and Contract, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, and (ii) have implemented reasonable safeguards designed to prevent unauthorized use or disclosure of such Data. The Group Companies have, with respect to all such Data that is subjected to any Processing directly or indirectly in connection with the business of the Group Companies, all rights necessary to conduct the operation of their respective businesses as then-currently conducted, in all material respects.

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Section 3.21          Compliance with International Trade & Anti-Corruption Laws.

(a)            None of the Group Companies, nor, to the Company’s knowledge, any of their respective officers, directors or employees, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since its applicable date of incorporation, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, since January 1, 2018, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, Russia, Belarus, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b)            None of the Group Companies, nor any of their respective officers, directors or employees, nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has, to the Company’s knowledge, since its applicable date of incorporation, directly or indirectly, (i) made, offered, authorized, facilitated, solicited, promised, paid or received any unlawful contribution, gift, entertainment, bribes, kickbacks, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate that violate Anti-Corruption Laws, (iii) otherwise made, offered, received, authorized, promised or paid any improper payment prohibited under any Anti-Corruption Laws or (iv) been the subject of any Proceeding or disclosure, or except as otherwise disclosed on Section 3.21(b) of the Company Disclosure Schedule, any internal report or investigation, in each case, regarding any violation or alleged violation under Sanctions and Export Control Laws or Anti-Corruption Laws, and no such Proceeding is pending or, to the Company’s knowledge, has been threatened.

Section 3.22        Transferor Representations.

(a) If the Transferor is not a natural person, the Transferor (i) is duly organized, validly existing and in good standing under the laws of the state of its formation and (ii) has all necessary power and corporate authority to carry on its business, and to own or use the properties and assets that it purports to own or use.

(b) Each Transferor has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and each other Ancillary Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and each other Ancillary Document to which each Transferor is a party has been duly authorized, executed and delivered by the relevant Transferor, and this Agreement constitutes, and each other Ancillary Document to which the relevant Transferor is or will be a party when so executed and delivered will constitute, the legal, valid and binding obligations of the relevant Transferor, enforceable against the relevant Transferor in accordance with their terms.

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(c) Each Transferor is the record and beneficial owner of, and has good and valid title to, the Company Ordinary Shares set forth next to that Transferor’s name on Schedule A, free and clear of all Liens, and such Company Ordinary Shares comprise the entire issued share capital of the Company. No Transferor is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any of Company Ordinary Shares (other than this Agreement). No Transferor has any other debt or ownership interest in any Group Company. Other than this Agreement, the Company Ordinary Shares are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or other disposition of the Company Ordinary Shares.

(d) The execution and delivery by each Transferor of this Agreement and each other Ancillary Document, and the performance by it of any actions contemplated hereunder or thereunder, does not and will not, directly or indirectly (with or without notice or lapse of time or both): (i) conflict with or violate any provision of the Governing Documents of the Transferor (if Transferor is not a natural person); (ii) require notice, consent or approval under, conflict with, violate, result in a breach of, result in the acceleration of obligations, loss of a benefit or increase in Liabilities or fees under, create in any Person the right to terminate, cancel or modify, or cause a default under or give rise to any rights or penalties under (A) any provision of Law relating to any Transferor, (B) any provision of any Governmental Order to which any Transferor or any of its properties are subject, (C) any provision of any Contract to which any Transferor or its properties are bound, or (D) any other restriction of any kind or character to which any Transferor or its properties are subject; or (iii) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority.

(e) There are no Actions pending or, to any Transferor’s knowledge, threatened against or by any Transferor or any of his Affiliates or Related Persons that may challenge or seek to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement or any Ancillary Document.

(ee) No Transferor has (i) had a bankruptcy petition presented against them, or been declared bankrupt, (ii) been served with a statutory demand, or is unable to pay their debts within the meaning of the United Kingdom’s Insolvency Act 1986, (iii) entered into, or has proposed to enter into, any composition or arrangement with, or for, their creditors (including an individual voluntary arrangement) or (iv) been subject of any other event analogous to the foregoing in any jurisdiction.

(f) Investment Representations

(i) The Bannix Common Stock that each Transferor will acquire pursuant hereto will be acquired for investment only and not with a view of any distribution thereof that would violate the Securities Act or any applicable state securities laws.

(ii) No Transferor will distribute any of the Bannix Common Stock in violation of the Securities Act or any applicable state securities laws.

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(iii) Each Transferor understands that it may not be possible for any Transferor to liquidate its investment readily and it may be necessary to hold the investment for an indefinite period.

(iv) Each Transferor is financially able to hold the Bannix Common Stock for long-term investment, (ii) each Transferor recognizes that there are substantial risks involved in the acquisition of the Bannix Common Stock, including risk of loss of the entire amount of such investment, and (iii) each Transferor can bear the economic risk of the acquisition of the Bannix Common Stock and the loss of the entire amount of the investment.

(v) Each Transferor confirms that it (i) is familiar with Bannix and its Affiliates (collectively, the “Bannix Companies”), (ii) has been given the opportunity to ask questions of the officers and directors of the Bannix Companies and to obtain (and has received to each Transferor’s satisfaction) such information about the business and financial condition of the Bannix Companies as any Transferor has reasonably requested and (iii) has such knowledge and experience in financial and business matters that each Transferor is capable of evaluating the merits and risks of acquiring the Bannix Common Stock.

(vi) In formulating a decision to acquire the Bannix Common Stock, each Transferor (i) has relied solely upon an independent investigation of Bannix and upon consultations with that Transferor’s legal and financial advisors with respect to this Agreement and the Ancillary Documents and (ii) has not relied on any oral or written representations or warranties of Bannix, except the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party.

(vii) Each Transferor is an accredited investor within the meaning of Regulation D under the Securities Act.

(viii) No Transferor is subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (each event so described, a “Disqualification Event”).

Section 3.23         Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Proxy Statement will, when the Proxy Statement is declared effective or when the Proxy Statement is mailed to the Bannix Stockholders or at the time of the Bannix Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 3.24          Investigation; No Other Representations.

(a)            The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Bannix and (ii) it has been furnished with or given access to such documents and information about Bannix and its business and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of Bannix or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of Bannix or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.25 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO Bannix OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 3 OR THE ANCILLARY DOCUMENTS, NEITHER The Company NOR ANY OTHER PERSON MAKES, and the company EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF the TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO Bannix OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OR ON BEHALF OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY Bannix IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Except for the representations and warranties expressly set forth in article 3 OR the ancillary DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY Bannix IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS or THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Article 4
REPRESENTATIONS AND WARRANTIES OF BANNIX

Subject to Section 8.8, (a) except as set forth on the Bannix Disclosure Schedules, or (b) except as set forth in any Bannix SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), Bannix hereby represents and warrants to the Company and the Transferors, in each case, as of the date hereof, as follows:

Section 4.1 Organization and Qualification. Bannix is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 4.2 Authority. Bannix has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Bannix Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which Bannix is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company or other similar action on the part of Bannix. This Agreement has been and each Ancillary Document to which Bannix is or will be a party will be, upon execution thereof, duly and validly executed and delivered by Bannix and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of Bannix (assuming this Agreement has been and the Ancillary Documents to which Bannix is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against Bannix in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of Bannix with respect to Bannix’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of (A) the Proxy Statement and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) the Bannix Stockholder Approval, (iii) applicable requirements, if any, under Nasdaq in connection with the transactions contemplated by this Agreement and the other Ancillary Documents or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Bannix Material Adverse Effect.

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(b) None of the execution or delivery by Bannix of this Agreement or any Ancillary Document to which it is or will be a party, the performance by Bannix of its obligations hereunder or thereunder or the consummation by Bannix of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of Bannix, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which Bannix is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Bannix or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of Bannix, except in the case of any of clauses (ii) through (iv) above, for any violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not or would not reasonably be expected to have a Bannix Material Adverse Effect.

Section 4.4 Brokers. Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Bannix Disclosure Schedules (which fees shall be the sole responsibility of Bannix, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Bannix for which Bannix has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of Bannix expressly for inclusion or incorporation by reference prior to the Closing in the Proxy Statement will, when the Proxy Statement is declared effective or when the Proxy Statement is mailed to the Bannix Stockholders or at the time of the Bannix Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Capitalization of Bannix.

(a) Section 4.6(a) of the Bannix Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding Bannix Shares. All outstanding Equity Securities of Bannix (except to the extent such concepts are not applicable under the applicable Law of Bannix’s jurisdiction of incorporation or other applicable Law) have been duly authorized and validly issued and all of the issued and outstanding Bannix Shares are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of Bannix (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of Bannix) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the Bannix Shares set forth on Section 4.6(a) of the Bannix Disclosure Schedules (assuming that no Bannix Stockholder Redemptions are effected) and the Bannix Warrants, immediately prior to Closing, there shall be no other Equity Securities of Bannix issued and outstanding.

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(b) Except (i) for the Bannix Warrants or (ii) as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise either permitted pursuant to Section 5.11 or issued, granted or entered into, as applicable, in accordance with Section 5.11, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Bannix to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Bannix.

Section 4.7 SEC Filings. Bannix has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Bannix SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Proxy Statement, the “Additional Bannix SEC Reports”). Each of the Bannix SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Bannix SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Bannix SEC Reports or the Additional Bannix SEC Reports (for purposes of the Additional Bannix SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the Bannix SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Bannix SEC Reports.

Section 4.8 Trust Account. As of the date of this Agreement, Bannix has an amount in cash in the Trust Account equal to at least $31,744,838. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated September 10, 2021, as amended on March 10, 2023 (the “Trust Agreement”), between Bannix and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Bannix SEC Reports to be inaccurate in any material respect or,

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to Bannix’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Bannix Stockholders who shall have elected to redeem their Bannix Common Stock pursuant to the Governing Documents of Bannix or (iii) if Bannix fails to complete a business combination within the allotted time period set forth in the Governing Documents of Bannix and liquidates the Trust Account, subject to the terms of the Trust Agreement, Bannix (in limited amounts to permit Bannix to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Bannix) and then the Bannix Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Bannix and the Trust Agreement. As of the date of this Agreement, Bannix has performed all material obligations required to be performed by it, and is not in material default, under the Trust Agreement, and, to Bannix’s knowledge, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Since May 1, 2023, Bannix has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Bannix Stockholders who have elected to redeem their Bannix Common Stock pursuant to the Governing Documents of Bannix, each in accordance with the terms of and as set forth in the Trust Agreement), Bannix shall have no further obligation under either the Trust Agreement or the Governing Documents of Bannix to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9 Transactions with Affiliates. Section 4.9 of the Bannix Disclosure Schedules sets forth all Contracts between (a) Bannix, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of Bannix or the Bannix Sponsor, on the other hand (each Person identified in this clause (b), an “Bannix Related Party”), other than (i) Contracts with respect to a Bannix Related Party’s employment with, or the provision of services to, Bannix entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.11 or entered into in accordance with Section 5.11. No Bannix Related Party (A) owns any interest in any material asset or property used in the business of Bannix, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, vendor, partner, customer, lessor or other material business relation of Bannix or (C) owes any material amount to, or is owed any material amount by, Bannix (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to a transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.11 or entered into in accordance with Section 5.11). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.9) are referred to herein as “Bannix Related Party Transactions”.

Section 4.10 Litigation. As of the date of this Agreement, there is (and, since its incorporation, there has been) no Proceeding pending or, to Bannix’s knowledge, threatened against or involving Bannix that, if adversely decided or resolved, would be material to Bannix, taken as a whole. As of the date of this Agreement, neither Bannix nor its properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by Bannix pending against any other Person.

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Section 4.11 Compliance with Applicable Law. Bannix is (and, since its incorporation, has been) in compliance with all applicable Laws, except as would not have a Bannix Material Adverse Effect.

Section 4.12 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Bannix’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act and except as otherwise set forth or disclosed in the Bannix SEC Reports,, since its initial public offering, (i) Bannix has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Bannix’s financial reporting and the preparation of Bannix’s financial statements for external purposes in accordance with GAAP and (ii) Bannix has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Bannix is made known to Bannix’s principal executive officer and principal financial officer by others within Bannix.

(b) Bannix has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, Bannix has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Bannix Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no material Proceeding pending or, to Bannix’s knowledge, threatened against Bannix by Nasdaq or the SEC with respect to any intention by such entity to deregister Bannix Common Stock or prohibit or terminate the listing of Bannix Common Stock on Nasdaq. Bannix has not taken any action that is designed to terminate the registration of Bannix Common Stock under the Exchange Act.

(d) The Bannix SEC Reports contain true and complete copies of the applicable Bannix Financial Statements. The Bannix Financial Statements (i) fairly present in all material respects the financial position of Bannix as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto, (iii) in the case of the audited Bannix Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

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(e) Bannix has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Bannix’s and its Subsidiaries’ assets. Bannix maintains and, for all periods covered by the Bannix Financial Statements, has maintained books and records of Bannix in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Bannix in all material respects.

(f) Except as otherwise set forth or disclosed in the Bannix SEC Reports, since its incorporation, Bannix has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Bannix, (ii) a “material weakness” in the internal controls over financial reporting of Bannix or (iii) fraud, whether or not material, that involves management or other employees of Bannix who have a significant role in the internal controls over financial reporting of Bannix.

(g) Bannix has limited its activities in all material respects to those activities (a) contemplated by the Prospectus, or (b) otherwise necessary, desirable or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents.

Section 4.13 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.13 of the Bannix Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Bannix Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) set forth or disclosed in the Bannix Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the Bannix SEC Reports in the ordinary course of business, (e) that are either permitted pursuant to Section 5.11 or incurred in accordance with Section 5.11, or (f) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Bannix, taken as a whole, the Bannix do not have any Liabilities.

Section 4.14 Tax Matters

(a) Bannix has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Bannix has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

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(b) Bannix has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, worker, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) Bannix is not currently the subject of a Tax audit or examination and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d) No deficiencies for Taxes against Bannix has been claimed, proposed or assessed in writing by any Tax Authority that remain unpaid except for deficiencies which are being contested in good faith and with respect to which adequate reserves have been established.

(e) Bannix has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to Bannix which agreement or ruling would be effective after the Closing Date.

(g) Bannix is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(h) There are no Liens for material Taxes on any assets of Bannix other than Permitted Liens.

(i) During the two (2)-year period ending on the date of this Agreement, Bannix was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 as relates to Section 355).

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(j) To the knowledge of Bannix, Bannix has not had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(k) Bannix will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale made prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date or other deferred revenue; (iv) use of an improper method of accounting for a taxable period on or prior to the Closing Date, or (v) any other deferral of liability for Taxes of Bannix from any taxable period (or portion thereof) ending on or before the Closing Date to any taxable period beginning after the Closing Date (or portion thereof). No Group Company has made an election pursuant to Section 965(h) of the Code.

(l) Bannix is tax resident only in its jurisdiction of incorporation.

(m) Bannix (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or any affiliated, combined, consolidated, aggregate, unitary or other group under federal, state, local or non-United States Law and (ii) has no material Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(n) To the Knowledge of Bannix, in the past three (3) years, no written claims have been made by any Tax Authority in a jurisdiction where Bannix does not file Tax Returns that Bannix is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(o) Bannix is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and Bannix is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(p) Bannix has not taken or agreed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

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Section 4.15 Investigation; No Other Representations.

(a) Bannix, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, Bannix has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and Bannix, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.16 Absence of Certain Changes or Events. Since incorporation, except as otherwise expressly contemplated by this Agreement, there has not been any Bannix Material Adverse Effect.

Section 4.17 Employees. Other than any officers of Bannix as described in the Bannix SEC Reports, Bannix has never employed any employees or retained any individual independent contractors. Bannix has not and does not maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Except as set forth in Section 4.17 of the Bannix Disclosure Schedules, neither the execution and delivery of this Agreement nor the other Ancillary Documents nor the consummation of the transactions contemplated by this Agreement will (i) result in any payment becoming due to any director, officer or employee of Bannix, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to any “excess parachute payment” within the meaning of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which Bannix is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person.

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Section 4.18 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE TRANSFERORS, the COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 4 OR THE ANCILLARY DOCUMENTS, NONE OF Bannix OR ANY OTHER PERSON MAKES, and Bannix EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF the TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF BANNIX THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF BANNIX BY OR ON BEHALF OF THE MANAGEMENT OF BANNIX OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY or THEREBY. Except for the representations and warranties expressly set forth in Article 4 or the ancillary DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF BANNIX ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF BANNIX, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE TRANSFERORS, THE COMPANY OR ANY OF their respective REPRESENTATIVES IN EXECUTING, DELIVERING or PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS or THE TRANSACTIONS CONTEMPLATED Hereby or thereby.

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Article 5

 COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law (including as may be requested or compelled by any Governmental Entity), as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by Bannix (such consent not to be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact in all material respects the business organization, assets, properties and business relations of the Group Companies (taken as a whole).

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company and the Transferors (to the extent within their control as holders of the Company Ordinary Shares) shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated, or otherwise to pursue the transactions contemplated, by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by Bannix (such consent, other than in the case of Section 5.1(b)(i) , Section 5.1(b)(v), Section 5.1(b)(vii) (but only to the extent relating to any Material Contract of the type described in Section 3.7(a)(v), Section 3.7(a)(ix), or Section 3.7(a)(xi)(C)), Section 5.1(b)(xii), Section 5.1(b)(xiv), or Section 5.1(b)(xv) (to the extent related to any of the foregoing), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company, repurchase or redeem any outstanding Equity Securities of any Group Company or otherwise carry out any other return of capital, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

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(iii) replace or adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents, pass any resolution of the members of any Group Company, or otherwise alter or change the share capital of any Group Company or the rights attaching to any shares;

(iv) (A) sell, assign, abandon, lease, license or otherwise dispose of any material assets or properties of the Group Companies, other than in the ordinary course of business consistent with past practice, or (B) create, subject or incur any Lien on any material assets or properties of the Group Companies (other than Permitted Liens or Liens on the Company’s Real Property interests securing Indebtedness incurred the ordinary course of business consistent with past practice);

(v) transfer, allot, issue, create, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company;

(vi) incur, create or assume any Indebtedness, other than in the ordinary course of business consistent with past practice;

(vii) (A) amend, modify or terminate any Material Contract, or enter into any Contract that would constitute a Material Contract, of the type described in Section 3.7(a)(iv), Section 3.7(a)(v), Section 3.7(a)(ix), Section 3.7(a)(x) or Section 3.7(a)(xi)(C) (such types of Material Contracts, collectively, the “Designated Material Contracts”) in each case in a manner that is adverse to the Group Companies, taken as a whole, except in the ordinary course of business consistent with past practice (and excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Designated Material Contract pursuant to its terms or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Designated Material Contract), or (B) waive any material benefit or right under any Designated Material Contract;

(viii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans and parent guarantees made by any Group Companies in the ordinary course of business consistent with past practice or capital contributions between the Company and any of its wholly owned Subsidiaries, in each case, that exceed one hundred thousand dollars ($100,000) in the aggregate at any time outstanding and (B) the reimbursement of expenses of employees and consultants in the ordinary course of business consistent with past practice;

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(ix) except as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules or except in the ordinary course of business consistent with past practice, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase or decrease the compensation or benefits payable to any current or former director, manager, officer, employee, worker, individual independent contractor or other service provider of any Group Company, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, worker, non-employee intern, individual independent contractor or other service provider of any Group Company in an amount that exceeds fifty thousand dollars ($50,000) per annum, in respect of any single individual, (D) waive or release any non-competition, non-solicitation, no-hire, non-disclosure or other restrictive covenant obligation of any current or former director, or employee of any Group Company, or (E) hire, engage or terminate (other than for cause) any single individual whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of two hundred fifty thousand dollars ($250,000);

(x) make, change or revoke any election concerning Taxes, enter into any Tax closing agreement, settle any Tax claim or assessment, change or otherwise modify any method of accounting as such relates to Taxes, amend any income or other Tax Return, surrender any right to claim a refund of income or other Taxes, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(xi) enter into any settlement, conciliation or similar Contract relating to the settlement of a dispute the performance of which would involve the payment by the Group Companies in excess of fifty thousand dollars ($50,000), in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (including Bannix or any of their respective Affiliates after the Closing);

(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company or permit any Group Company to enter administration;

(xiii) change (other than reasonable and usual amendments in the ordinary course of business) any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

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(xv) make any Change of Control Payment that is not set forth on Section 3.2(f) of the Company Disclosure Schedules in an amount exceeding one hundred thousand dollars ($100,000);

(xvi) (A) enter into, terminate, or materially alter or amend any CBA or recognize any labor union, labor organization, works council, or similar employee-representative body as the bargaining representative for any employees of the Group Company or (B) implement or announce any employee layoffs, plant closings, reductions in force, furloughs or other similar actions that could, in each case, implicate WARN or require collective consultation (whether by applicable Law or any CBA); or

(xvii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Bannix, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that, subject to Section 8.6, each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Bannix shall promptly inform the Company of any communication between Bannix, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Bannix of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the generality of the foregoing, no Party shall enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Bannix and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (a) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (b) terminate, amend or assign existing relationships and contractual rights or obligations, (c) amend, assign or terminate existing licenses or other agreements, or (d) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with Bannix’s and the Company’s prior written consent.

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(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Bannix, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of Bannix) or Bannix (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of Bannix, the Company, or, in the case of the Company, Bannix in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of Bannix, the Company, or, in the case of the Company, Bannix, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties shall procure that, on the date of this Agreement, Bannix, the Company, EVIE Autonomous Ltd and Cavonix Ltd shall enter into the confidential agreement in a form to be determined by the Parties (the “Supplemental Confidentiality Agreement”). The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement and Supplemental Confidentiality Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a), the Confidentiality Agreement or the Supplemental Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict and the Parties shall take such steps to procure that they and their respective Affiliates give full force and effect to the foregoing.

(b)            From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Bannix and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Group Companies (in a manner so as to not interfere in any material respect with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to Bannix or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party,

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(C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and Bannix or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(c)            From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Bannix shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of Bannix (in a manner so as to not interfere in any material respect with the normal business operations of the Bannix). Notwithstanding the foregoing, Bannix shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which Bannix is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of Bannix with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to Bannix under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), Bannix shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if Bannix or the Bannix Sponsor, on the one hand, and any Group Company, or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Bannix shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(d)            The Parties hereby acknowledge and agree that the Confidentiality Agreement and Supplemental Confidentiality Agreement shall be automatically terminated effective as of the Closing, and each of the Parties shall take such steps to procure that they and their respective Affiliates give full force and effect to the foregoing.

Section 5.4            Public Announcements.

(a)            Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties shall, and the Parties shall procure that none of their respective Representatives shall, issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Bannix or, after the Closing, the Company and the Bannix Sponsor; provided, however, that each Party, the Bannix Sponsor and their respective Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release,

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public announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is Bannix or a Representative of a Bannix, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (y) if the disclosing Party is the Company, a Transferor or a Representative of the Company, reasonably consult with Bannix in connection therewith and provide Bannix with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (B) after the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is the Bannix Sponsor or a Representative of the Bannix Sponsor, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (y) if the disclosing Person is a Transferor, the Company or a Representative of the Company, reasonably consult with Bannix and the Bannix Sponsor in connection therewith and provide Bannix and the Bannix Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, and (z) if the disclosing Person is Bannix or a Representative of Bannix, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (ii) to the extent such press release, public announcements or other communications contain only information previously disclosed in a press release, public announcement or other communication previously made in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that Bannix and its Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect former, current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

(b)            The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Bannix prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Bannix shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Bannix shall consider such comments in good faith. The Company, on the one hand, and Bannix, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Bannix, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by Bannix and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Bannix shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and Bannix prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Bannix, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

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Section 5.5            Tax Matters.

(a)           Tax Treatment.

(i)            The Parties intend that the transactions contemplated hereby shall be treated in accordance with the Intended Tax Treatment, and each Party shall, and shall cause its respective Affiliates to, file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment except to the extent required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or a change in applicable Law after the date hereof.

(ii)            Bannix and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede, the Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the transactions contemplated hereby as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the Parties acknowledge and agree that each such Party (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the transactions contemplated hereby is determined not to qualify as a reorganization under Section 368 of the Code.

(b)            Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) reasonably cooperate, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies), in each case without undue burden or expense, of records and information reasonably relevant to any Tax proceeding or audit, making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) Transferors’ indemnification for Taxes. With effect from Closing the Transferors shall indemnify Bannix on a joint and several basis in respect of (i) any Liability for Tax for which any Group Company is liable as a result of any Event occurring on or before Closing, or any income, profits or gains earned, accrued or received (or deemed to be earned, accrued or received for the purposes of Tax) on or before Closing, (ii) any liability of any Group Company or Bannix to account for income tax under the United Kingdom’s Pay As You Earn system or national insurance contributions (primary or secondary) which arises in consequence of or in connection with the payment of any part of the Purchase Price pursuant to this Agreement and (iii) any Liability for Tax arising as a result of, in respect of or in connection with the Pre-Reorganisation, (iv) any withholding Tax pursuant to Section 2.5 of this Agreement, and (v) any liability of any Group Company as a result of any transferee, successor or similar liability for Tax, including by Contract. The Transferors shall have no liability under the preceding provisions of this Section 5.5(c) to the extent that any such Liability for Tax (x) is the subject of a specific reserve or specific provision (other than a provision for deferred Tax) in the Financial Statements, or (y) arises or is increased only as a result of any change in Tax law or any increase in rates of Tax (other than any penalty, charge, surcharge, fine or interest) announced and coming into force after Closing, or as a result of any change in the accounting policies of any Group Company after Closing, save where such change is made in order to comply with generally accepted accounting principles, the published practice of any Tax Authority, or any law or rule of any regulatory authority or body or (z) it arises as a result of a transaction in the ordinary course of business of any Group Company between the date of the Financial Statements and Closing.

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(d)            Transfer Taxes. Notwithstanding anything to the contrary contained herein, Bannix and the Company each shall pay fifty percent (50%) of all transfer, documentary, sales, use, stamp, registration or other similar Taxes (which, for the avoidance of doubt, shall not include any Tax imposed on or determined with reference to income, profits, gross receipts, or direct or indirect capital gains) incurred in connection with the transactions contemplated hereby (“Transfer Taxes”). The Company shall, at its own expense, file (or cause to be filed) all necessary Tax Returns with respect to all such Transfer Taxes and shall timely pay (or cause to be timely paid) to the applicable Governmental Entity such Transfer Taxes. The Parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Transfer Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Transfer Taxes.

  Section 5.6          Exclusive Dealing.

(a)            From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Transferors and the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or make any filings in connection with a public offering of any Equity Securities or other securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than Bannix) to do or seek to do any of the foregoing. The Company agrees to (A) notify Bannix promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Bannix reasonably informed on a current basis of any modifications to such offer or information.

(b)            From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Bannix shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Bannix Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Bannix Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Bannix Acquisition Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than any Group Company) to do or seek to do any of the foregoing. Bannix agrees to (A) notify the Company promptly upon receipt of any Bannix Acquisition Proposal by Bannix, and to describe the material terms and conditions of any such Bannix Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Bannix Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.

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(c)            For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 5.6 shall not prohibit the Company, Bannix or any of their respective Representatives from taking any actions in the ordinary course that are not otherwise in violation of this Section 5.6 (such as answering phone calls) or informing any Person inquiring about a possible Company Acquisition Proposal or Bannix Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 5.6.

Section 5.7            Preparation of Proxy Statement. As promptly as reasonably practicable following the date hereof, Bannix and the Company shall jointly prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of Bannix or the Company, as applicable), and the Company shall file with the SEC, the Proxy Statement (it being understood that the Proxy Statement shall include a proxy statement/prospectus of Bannix which will be included therein and which will be used for the Bannix Stockholders Meeting to adopt and approve the Bannix Stockholder Approval Matters and other matters or proposals reasonably related to the Bannix Stockholder Approval Matters, all in accordance with and as required by Bannix’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of the Company and Bannix shall use its reasonable best efforts to (a) cause the Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Proxy Statement in effect through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Bannix, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of Bannix to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Proxy Statement, then (i) such Party shall promptly inform, in the case of Bannix, the Company, or, in the case of the Company, Bannix, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of Bannix, the Company, or, in the case of the Company, Bannix (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Proxy Statement; (iii) Bannix shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Bannix Stockholders. Bannix shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the Bannix Common Stock for offering or sale in any jurisdiction, and the Company and Bannix shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 5.8            Bannix Stockholder Approval. As promptly as reasonably practicable following the time at which the Proxy Statement is declared effective under the Securities Act, Bannix shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its stockholders (the “Bannix Stockholders Meeting”) in accordance with the Governing Documents of Bannix, for the purposes of obtaining the Required Bannix Stockholder Approval and, if applicable, any approvals related thereto and providing its applicable stockholders with the opportunity to elect to effect a Bannix Stockholder Redemption. Except as otherwise required by applicable Law, (i) Bannix shall, through the Bannix Board, recommend to its Stockholders, (A) the adoption and approval of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (B) the adoption and approval of each other proposal reasonably agreed to by Bannix and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (C) the adoption and approval of a proposal for the postponement or adjournment of the Bannix Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (C), collectively, the “Bannix Transaction Proposals”), and (ii) Bannix shall include such recommendation contemplated by clause (i) in the Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, Bannix may postpone or adjourn the Bannix Stockholders Meeting (1) to solicit additional proxies for the purpose of obtaining the Bannix Stockholder Approval, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Bannix has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Bannix Stockholders prior to the Bannix Stockholders Meeting or (4) if the holders of Bannix Common Stock have elected to redeem a number of Bannix Common Stock as of such time that would reasonably be expected to result in the condition set forth Section 6.3(d) not being satisfied; provided that, without the consent of the Company, in no event shall Bannix adjourn the Bannix Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date.

Section 5.9           Transaction Support Agreements; Company Approvals.

(a)            As promptly as reasonably practicable (and in any event within thirty (30) days) following the date of this Agreement (the “Transaction Support Agreement Deadline”), the Company shall deliver, or cause to be delivered, to Bannix the Transaction Support Agreements duly executed by each Transferor.

(b)            As promptly as reasonably practicable (and in any event within ten (10) Business Days) following the date of this Agreement, the Company shall provide a written resolution of its shareholders approving or ratifying (in accordance with and to the extent required by the Company’s Governing Documents and applicable Law): (i) the adoption and approval of this Agreement, each Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby; (ii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement or in correspondence related thereto; and (iii) the adoption and approval of each other proposal reasonably agreed to by Bannix and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents (collectively, the “Company Shareholder Resolutions”). The Company, through the Company Board, shall recommend to the Company Shareholders that they vote in favor of passing each resolution contained in the Company Shareholder Resolutions (the “Company Board Recommendation”). The Company shall provide a duly executed copy of the Company Shareholder Resolutions to Bannix after they are signed by the Company Shareholders.

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Section 5.11         Conduct of Business of Bannix.

(a)            From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Bannix shall procure that the business of Bannix shall be conducted in the ordinary course of business and in a manner consistent with past practice and Bannix shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.11 of the Bannix Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(b)            adopt any amendments, supplements, restatements or modifications to the Trust Agreement (or any other agreement related to the Trust Account) or the Governing Documents of Bannix;

(c)            declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its Equity Securities;

(d)            split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(e)            incur, create or assume any Indebtedness, except for Indebtedness for borrowed money in an amount not to exceed $25,000 in the aggregate;

(f)            make any loans or advances to, or capital contributions in, or guarantee any Liability of, any other Person, other than to, or in, Bannix or any of its Subsidiaries;

(g)            issue any Equity Securities or grant any additional options, warrants or stock appreciation rights with respect to its Equity Securities, other than the issuance of Bannix Common Stock in connection with the exercise of any Bannix Warrant outstanding on the date hereof, or knowingly grant any material security interest in any of its assets;

(h)            (i) amend, modify or renew any Bannix Related Party Transaction, other than (A) the entry into any Contract with a Bannix Related Party with respect to the incurrence of Indebtedness permitted by Section 5.11(e) or (b) for the avoidance of doubt, any expiration or automatic extension or renewal of any Contract pursuant to its terms, or (ii) enter into any Contract that would constitute a Bannix Related Party Transaction;

(i)            engage in any activities or business, or incur any material Liabilities, other than any activities, businesses or Liabilities that are either permitted under this Section 5.11 (including, for the avoidance of doubt, any activities, businesses or Liabilities contemplated by, incurred in connection with or that are otherwise incidental or attendant to this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby) or in accordance with this Section 5.11;

(j)            authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

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(k)            make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(l)            enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(m)            make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business; or

(n)            enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.11.

Notwithstanding anything in this Section 5.11 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Bannix and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, Bannix from using the funds held by Bannix outside the Trust Account to pay any Bannix Expenses or other Liabilities of Bannix or from otherwise distributing or paying over any funds held by Bannix outside the Trust Account to the Bannix Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.12        Nasdaq Listing.

(a)            The Company shall use its reasonable best efforts to assist Bannix in satisfying all applicable initial and continuing listing requirements of Nasdaq. The Company shall, and shall cause its Representatives to, reasonably cooperate with Bannix and its Representatives in connection with the foregoing.

(b)            From the date hereof through the Closing, Bannix shall use its reasonable best efforts to ensure Bannix remains listed as a public company on, and for the Bannix Common Stock and Bannix Warrants (but, in the case of the Bannix Warrants, only to the extent issued as of the date hereof) to be listed on, Nasdaq.

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Section 5.13         Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Bannix shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of Bannix pursuant to the Bannix Stockholder Redemption, (B) pay the amounts due to the underwriters of Bannix’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Bannix in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.14         Indemnification of Directors and Officers; Tail Insurance.

(a)            Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of Bannix and the Company, as provided in the applicable Governing Documents of Bannix and the Company, respectively, or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) the Company will perform and discharge, or cause to be performed and discharged by Bannix, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Company shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Governing Documents of Bannix or the Company, as the case may be, other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Governing Documents of Bannix and the Company shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of Bannix or the Company (the “D&O Indemnified Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Indemnified Person was a director or officer of Bannix or the Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)            The Company or Bannix shall not have any obligation under this Section 5.14 to any D&O Indemnified Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Indemnified Person in the manner contemplated hereby is prohibited by applicable Law.

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(c)            For a period of six (6) years following the Effective Time, the Company shall purchase or maintain, or cause to be purchased or maintained, as the case may be, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are covered by any comparable insurance policies of Bannix or the Company, as the case may be, in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under such corresponding directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that neither the Company nor Bannix shall be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by Bannix or the Company prior to the date of this Agreement and, in such event, the Company shall purchase, or cause to be purchased, the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by Bannix or the Company prior to the date of this Agreement.

(d)            If the Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Company shall assume all of the obligations set forth in this Section 5.14.

(e)            The D&O Indemnified Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Company.

Section 5.15        Required Financials.

(a)            The Company shall deliver to Bannix, as promptly as reasonably practicable following the date of the relevant financial statement or other applicable period, the Closing Company Financial Statements.

(b)            Each Party shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of such Party, the other Parties in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy Statement and any other filings to be made by such Parties with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

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Section 5.16        FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to Bannix and Bannix shall deliver, or cause to be delivered, to the Company, a certificate, duly executed by the Company or Bannix, as applicable, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company or Bannix, as applicable, has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to the Company or Bannix, as applicable.

Section 5.17          Company Related Party Transactions. The Company shall take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all Company Related Party Transactions (other than those set forth on Section 5.17 of the Company Disclosure Schedules) without any further obligations or Liabilities of the Company or any of its Affiliates (including the other Group Companies).

Section 5.18         Transferors Restrictive Covenants:

(a) During the period commencing on the Closing Date and continuing for all times for two (2) years) thereafter (the “Restriction Period”), each Transferor shall not, and shall cause its Affiliates (each Tranferors and its Affiliates, a “Transferor Restricted Party”) not to, without the consent of Bannix (which consent may be withheld, delayed or conditioned in Bannix’s sole discretion), directly or indirectly, on its or their behalf or on behalf of any other Person engage or participate in any business that is directly competitive to the competitive business anywhere throughout the world (whether in its or their own capacity or as owner, stockholder, member, lender, partner, manager, co-venturer, director, officer, employee, agent or consultant), except that the Seller Restricted Parties may collectively, directly or indirectly, own less than five percent (5%) of the outstanding securities of any class of any publicly traded securities of any Person so long as no such Transferor Restricted Party is involved, directly or indirectly, in the management of such Person. For the avoidance of doubt and notwithstanding anything to the contrary herein, nothing in this Section 5.18 shall apply to or restrict any actions or provision of any services by any Transferor or any of its Affiliates expressly contemplated by this Agreement or any Ancillary Document (including the ownership of Bannix’s equity), and no such actions or services shall be deemed to be “competitive” for purposes of this Section 5.18..

(b) During the Restriction Period, each Transferors shall not (and shall cause its Affiliates not to), without the consent of Bannix (which consent may be withheld, delayed or conditioned in Bannix’s sole discretion), directly or indirectly, on their behalf or on behalf of any other Person, solicit the business of any vendor of Bannix or any of their Subsidiaries or induce or attempt to induce any vendor of Bannix or any of their Subsidiaries to withdraw, decrease or cancel its business with Bannix or any of its Subsidiaries.

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(c) During the Restriction Period, each Transferor shall not (and shall cause its Affiliates not to), without the consent of Bannix (which consent may be withheld, delayed or conditioned in Bannix’s sole discretion), directly or indirectly, on its own behalf or on behalf of any other Person, solicit, induce or recruit any employee or consultant of Bannix or any of its Subsidiaries to leave such employment or retention or to accept employment with or render services to or with any other Person, other than general solicitation not specifically targeting employees or consultants of Bannix or any of its Subsidiaries.

(d) Bannix and each Tranferor acknowledge that (i) Bannix and each Tranferor, Company and its Subsidiaries engage in a competitive business, and (ii) each Transferor has had access to confidential information that is valuable and material to the business. Accordingly, as a condition to Bannix’s willingness to enter into this Agreement and each of the Ancillary Documents, Bannix has required that the covenants and agreements contained in this Section 5.18 be included in this Agreement, and each Transferor has agreed to such covenants and agreements. Bannix each and Tranferor acknowledges and agrees that it is fair, reasonable and necessary, for the protection of the value of the Business and the operations and goodwill of the Business, that Bannix and each Transferor make the agreements and covenants contained in this Agreement.

(e) In the event of any breach by any of the Seller Parties or their Affiliates of any of the restrictive covenants contained in this Section 5.18, the running of the period of the applicable restriction shall be automatically tolled and suspended for the duration of such breach, and shall automatically recommence when such breach is remedied in order that Bannix shall receive the full benefit of the Seller Parties’ compliance with each of the covenants contained in this Section 5.18.

Section 5.19          Privacy Program. From and after the date hereof, the Company shall use its reasonable best efforts to cause the Company to have adopted and implemented, on behalf of itself and each of the Group Companies, with effect from the Closing, a program of compliance with Privacy and Security Requirements and all applicable privacy Laws, intended to ensure that the Company and Group Companies are in material compliance with Privacy and Security Requirements and all applicable privacy Laws.

Section 5.20     Anti-Bribery and Anti-Corruption. From and after the date hereof, the Company shall use its reasonable best efforts to comply with all applicable anti-bribery / anti-corruption laws (including but not limited to the Anti-Corruption Laws) (“ABAC Laws”). From and after the date hereof, the Company shall also use its reasonable best efforts to cause the Company to adopt and implement, on behalf of itself and each of the Group Companies, with effect from the Closing, a program of compliance intended to ensure that the Company and Group Companies are in material compliance with all applicable ABAC Laws.

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Section 5.21     Binding Letter of Intent and Funding Obligation.

(a) On June 12, 2023 the Company shall loan, or procure that EVIE Autonomous Ltd loans, to Bannix the sum of £150,000 and, in connection therewith, Bannix shall deliver to the Company or EVIE Autonomous Ltd (as the case may be) a duly executed promissory note instrument in respect of such loan.

(c) On July 30, 2023, the Company shall loan, or procure that EVIE Autonomous Ltd loans, to Bannix the sum of £150,000 and, in connection therewith, Bannix shall deliver to the Company or EVIE Autonomous Ltd (as the case may be) a duly executed promissory note instrument.

(d) If requested in writing by Bannix, the Company shall loan, or procure that EVIE Autonomous Ltd loans, to Bannix such additional sums as Bannix may reasonably require to perform its obligations under this Agreement and any Ancillary Documents to which it is a party and consummate the transactions set out herein and therein, and in connection therewith, Bannix shall deliver to the Company or EVIE Autonomous Ltd (as the case may be) a duly executed promissory note instrument.

Section 5.22     Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1       Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

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(a)            each Consent set forth on Section 6.1(a) of the Bannix Disclosure Schedules relating to the transactions contemplated by this Agreement shall have been obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b)            no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c)            the Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)           each of the Company Shareholder Resolutions shall have been passed by Company Shareholders holding at least the requisite number of issued and outstanding Equity Securities of the Company;

(e)            the Bannix Stockholder Approval shall have been obtained;

(f)             the Bannix’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following Closing, Bannix shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Bannix shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following the Closing; and

(g)            after giving effect to the transactions contemplated hereby (including the Bannix Stockholder Redemption), Bannix or the Company shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Closing.

Section 6.2       Other Conditions to the Obligations of Bannix. The obligations of Bannix to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Bannix of the following further conditions:

(a)            (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a) and Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date,

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in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the date of this Agreement and the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and (iv) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)            the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c)            since the date of this Agreement, no Company Material Adverse Effect has occurred;

(d)            at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Bannix a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Bannix (the “Company Closing Certificate”).

Section 6.3       Other Conditions to the Obligations of the Company. The obligations of the Company and Transferors to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company (on behalf of itself and/or Transferors) of the following further conditions:

(a)            (i) the Bannix Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Bannix Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of Bannix (other than the Bannix Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Bannix Material Adverse Effect;

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(b)           Bannix shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)           since the date of this Agreement, no Bannix Material Adverse Effect has occurred;

(d)           at or prior to closing, all officers and directors of Bannix shall have executed written resignations effective as of Closing;

(e)            at or prior to the Closing, Bannix shall have delivered, or caused to be delivered a certificate duly executed by an authorized officer of Bannix, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company (the “Bannix Closing Certificate”).

(f) at or prior to closing, the Transferors receiving confirmation from HM Revenue & Customs that in respect of the transactions contemplated by this Agreement (i) no counteraction notice under section 698 Income Tax Act 2007 will be given; and (ii) the provisions of section 137 of the Taxation of Chargeable Gains Act 1992 do not apply with the result that the provisions of section 135 of that Act would not be prevented from applying.

Section 6.4 Frustration of Closing Conditions. None of the Company or Transferors may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s or Transferor’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of this Agreement. Bannix may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by Bannix’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of this Agreement.

Article 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Bannix and the Company;

(b) by Bannix, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if any of the Company or Transferors has failed to perform any covenant or agreement on the part of the Company or Transferor set forth in this Agreement (including an obligation to consummate the Closing), in each case, such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Bannix, and (ii) the Termination Date; provided, however, that Bannix is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

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(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if Bannix has failed to perform any covenant or agreement on the part of Bannix set forth in this Agreement (including an obligation to consummate the Closing), in each case, such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Bannix by the Company and (ii) the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either Bannix or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2023 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Bannix if Bannix’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if any of the Company’s or Transferor’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; provided, further, the Parties may mutually agree in writing to extend the Termination Date in the event all material closing conditions have been satisfied and regulatory approval is pending.

(e) by either Bannix or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable;

(f) by either Bannix or the Company if the Bannix Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, the Bannix Stockholders have duly voted and the Bannix Stockholder Approval was not obtained; or

(g) by Bannix, if (i) the Company does not deliver, or cause to be delivered to Bannix, a Transaction Support Agreement duly executed by each Transferor in accordance with Section 5.9(a) on or prior to the Transaction Support Agreement Deadline or (ii) each of the Company Shareholder Resolutions have not been duly passed on or prior to the time at which the Proxy Statement is declared effective under the Securities Act.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties. For the avoidance of doubt, the Confidentiality Agreement and Supplemental Confidentiality Agreement shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud.

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Article 8
MISCELLANEOUS

Section 8.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except for those covenants and agreements that, by their terms, contemplate performance after the Effective Time. Notwithstanding the foregoing:

(a) Sections 5.5(c) (Transferors’ indemnification of Taxes) and Section 5.18 (Transferors Restrictive Covenants), and Article 8 and Article 1 (to the extent related to the foregoing), shall survive and continue in full force and effect after the termination of this Agreement pursuant to Section 8.1;

(b) Bannix shall be entitled to bring a claim and all of its rights are preserved in respect of any breach by the Company or any of the Transferors (as the case may be) of the Company Fundamental Representations, Section 2.1 (Acquisition of the Shares), Section 3.23 (Information Supplied) or Section 5.7 (Preparation of Proxy Statement) on or prior to the termination of this Agreement pursuant to this Section 8.1; and

(c) this Section 8.1 shall not affect any Liability on the part of any Party for actual fraud.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) Bannix and the Company prior to Closing and (b) Bannix, the Bannix Sponsor and the Company after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Bannix and the Company prior to the Closing and (b) Bannix, the Bannix Sponsor, Transferors and the Company after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

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(a) If to Bannix, to:

8265 West Sunset Blvd., Suite #107
West Hollywood, CA 90046
(323) 682-8949
Attn:	CEO
Email:	doug.davis@bannixacquisition.com

with a copy (which shall not constitute notice) to:		Fleming PLLC
30 Wall Street, 8th Floor
New York, New York 10005

 (b) If to the Company, to:

Unit 8 Riverside
Campbell Road
Stoke-On-Trent
Staffordshire ST4 4RJ
T: +44 01782 640650
Attn:	CEO
Email:	sl@evieautonomous.com

with a copy (which shall not constitute notice) to:		Beswicks Legal
West Court, Campbell Road
Stoke-on-Trent ST4 4FB

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, for the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Bannix shall pay, or cause to be paid, all Unpaid Bannix Expenses.

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Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars, and references to “£” or “GBP” shall be references to the lawful currency of the United Kingdom; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Bannix, any documents or other materials posted to the electronic data room located at ___________ under the project name “ “ as of 5:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement, an index of which is at Section 8.7 of the Company Disclosure Schedules; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Bannix Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Bannix Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Bannix Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Bannix Sponsor shall be an express third-party beneficiary of Section 5.4, Section 5.15(d), Section 5.16, Section 8.2, Section 8.3, this Section 8.9 and Section 8.14.

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Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of Bannix. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to Bannix’s knowledge” and “to the knowledge of Bannix” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the Bannix Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the Bannix Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of Bannix or the Company (other than the Transferors) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

Section 8.14 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of Bannix set forth herein, (b) waive any inaccuracies in the representations and warranties of Bannix set forth herein or (c) waive compliance by Bannix with any of the agreements or conditions set forth herein. Bannix (prior to the Closing Date) and the Bannix Sponsor (after the Closing Date), may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

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Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

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Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of Bannix, filed with the SEC (File No. 333-253324) on September 13, 2021 (the “Prospectus”). Each of the Transferors and the Company acknowledges and agrees and understands that Bannix has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Bannix’s public stockholders (including overallotment shares acquired by Bannix’s underwriters, the “Public Stockholders”), and Bannix may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Bannix entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Transferors and Company agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Transferors, the Company nor any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Bannix or any of its Representatives, on the one hand, and, the Transferors, the Company or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Transferors and the Company, on their own behalf and on behalf of their respective Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Bannix or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Bannix or its Affiliates).

* * * * *

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

“BANNIX”

BANNIX ACQUISITION CORP.

By: /s/ Douglas Davis
Name: Douglas Davis
Title: CEO

“COMPANY”

EVIE AUTONOMOUS GROUP

By: /s/ Steven Lake
Name: Steven Lake
Title: CEO

“TRANSFERORS”

By: /s/ Steven Lake
Name: Steven Lake

[Signature Page to Business Combination Agreement]

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